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EXHIBIT 23.2

Independent Auditors' Consent

         We consent to the incorporation by reference in this registration statement of Alliant Techsystems Inc. on Form S-8 of our report dated May 9, 2001 (August 6, 2001 as to the last paragraph of Note 18 and Note 19) appearing in the current report on Form 8-K of Alliant Techsystems Inc. filed September 5, 2001.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Minneapolis, Minnesota September 5, 2001

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EXHIBIT 23.2